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                                                                      EXHIBIT 11

                              BEST SOFTWARE, INC.

                       COMPUTATION OF EARNINGS PER SHARE

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                                                   NINE MONTHS ENDED     YEAR ENDED       YEAR ENDED
                                                   DECEMBER 31, 1997   MARCH 31, 1997   MARCH 31, 1996
                                                   -----------------   --------------   --------------
Weighted average Common
  shares outstanding.............................        8,445              6,581            6,528
Common stock equivalents:
  Preferred stock................................          416                625              625
  Stock options and warrants.....................          948              1,057              877
Weighted average common
  and common equivalent
  shares outstanding.............................        9,809              8,263            8,030
                                                         =====             ======           ======
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